Exhibit 32

Certification Of Chief Executive Officer And Chief Financial Officer

pursuant to 18 U.S.C. § 1350 adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Martin J. Leestma, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(i)	the accompanying Annual Report on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Retek Inc.

/s/ MARTIN J. LEESTMA
Martin J. Leestma
Chief Executive Officer

I, Gregory A. Effertz, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(i)	the accompanying Annual Report on Form 10-Q for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Retek Inc.

/s/ GREGORY A. EFFERTZ
Gregory A. Effertz
Senior Vice President ,
Finance and Administration,
Chief Financial Officer,
Treasurer and Secretary